UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2012

MModal Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35069	98-0676666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9009 Carothers Parkway

Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

(866) 295-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On January 23, 2012, MedQuist Holdings Inc. (now known as MModal Inc., the “Company”) announced that Amy D. Amick has accepted an offer of employment with the Company to serve as the Company’s Chief Operating Officer (“COO”), effective on February 6, 2012. Ms. Amick, 39, most recently served as General Manager, Worldwide Services for Microsoft’s Health Solutions Group from November 2009 to January 2012 where she was responsible for Microsoft’s global implementation, customer support, customer relationships, and training and education. From October 2008 to October 2009, Ms. Amick held the position of Senior Vice President, Services for Allscripts Healthcare Solutions, Inc., a provider of clinical software, services, information and connectivity solutions, where she was accountable for implementation services, transformation services, Allscripts Academy (intra and external training center) and warehouse operations. From January 2008 until the merger of Allscripts and Misys Healthcare Systems, LLC in October 2008, Ms. Amick was the Senior Vice President, Enterprise Services of Misys Healthcare Systems, LLC, an ambulatory and post-acute healthcare software and services company. From October 2001 to January 2008, Ms. Amick was employed by Cerner Corporation and held several positions, including Vice President, Mayo Clinic Relationship from April 2007 to January 2008, Vice President, Services - MidWest from March 2006 to April 2007, and Vice President, Services - Great Lakes from January 2005 to March 2006. Ms. Amick has a broad range of operational management, services management and process improvement experience in healthcare information technology companies. She earned a masters of business administration from the Kellogg School of Management, Northwestern University and a bachelor’s degree from the University of Richmond.

The Company and Ms. Amick have entered into an employment agreement dated January 11, 2012 (the “Employment Agreement”), which governs her services as COO and has an initial expiration date of February 18, 2015. After the initial term, the term of Ms. Amick’s employment agreement will automatically renew for successive one-year periods, unless either party elects not to renew the term. If the Company elects not to extend the term, Ms. Amick will then receive severance benefits as if she had been terminated without cause (those severance benefits are further described below).

Under the Employment Agreement, Ms. Amick will receive a $250,000 signing bonus and is entitled to an initial annual base salary of $325,000. Ms. Amick is eligible to participate in the Company’s Management Incentive Plan (the “Incentive Plan”) and her incentive target for 2012 is 45% of her base salary and is contingent on the achievement of pre-established incentive plan target objectives set for Ms. Amick and the Company. For future years, Ms. Amick’s incentive target will be 45% of her then base salary contingent on pre-established incentive plan targets for each of those years, subject to an increased percentage at the Company’s discretion. In addition to her participation in the Incentive Plan, Ms. Amick is also eligible to earn performance based restricted stock awards for each of the fiscal years ended 2013 and 2014 and each fiscal year thereafter to the extent that the Employment Agreement is extended. The number of restricted shares Ms. Amick may earn is determined by dividing $250,000 by the fair market value of the Company’s common stock on the date of issuance as recommended by the Company’s Chief Executive Officer and approved by the Company’s Compensation Committee. Such performance based restricted shares shall be subject to time-based vesting in 12 substantially equal installments subject to Ms. Amick’s continued employment with the Company. Additionally, the Company has agreed to reimburse Ms. Amick for any reasonable relocation expenses to facilitate her relocation.

In connection with the commencement of her employment, the Employment Agreement also provides that the Company will issue Ms. Amick 44,118 restricted shares of the Company’s common stock, which shares shall be subject to time-based vesting in 12 substantially equal installments subject to Ms. Amick’s continued employment with the Company.

If Ms. Amick’s employment is terminated by the Company without cause, if she resigns with good reason or if the Company elects not to renew the term of her employment, the Employment Agreement provides that the Company will continue to pay her base salary as in effect on the date of termination for a 12 month period thereafter and any annual bonus earned but unpaid as of the date of termination for the immediately preceding fiscal year. In addition, the Company will subsidize the cost of COBRA continuation of her group health benefits for 12 months, and pay her a pro-rata bonus for the year of her termination. If Ms. Amick’s employment is terminated by the Company without cause (other than by reason of death or disability), or if Amick resigns within 30 days following a reduction of (i) her base salary, (ii) her target incentive amount under the Incentive Plan or (iii) the amount of each performance based restricted share award that Executive is eligible to earn, and she timely complies with the conditions set forth in the Employment Agreement regarding the execution of a release of claims in favor of the Company, any otherwise unvested restricted shares will then vest. These severance benefits are all conditioned upon Ms. Amick’s continued compliance with the restrictive covenants set forth in the Employment Agreement and her execution and delivery of a general release of claims against the Company and its affiliates.

The Employment Agreement contains customary non-solicitation and non-competition covenants that remain in effect for 12 months following any cessation of Ms. Amick’s employment.

There are no transactions in which Ms. Amick has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

This summary is qualified in its entirety by the actual terms of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated January 11, 2012, by and between the Company and Amy D. Amick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MModal Inc.

	By:	/s/ Mark R. Sullivan
Date: January 27, 2012		Mark R. Sullivan
General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated January 11, 2012, by and between the Company and Amy D. Amick.